SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2007

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101
Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On December 6, 2007, Mark D. Weaver, the Vice President and Controller for Orleans Homebuilders, Inc. (the “Company”) since August 2007, was appointed to serve as the Company’s principal accounting officer. While Garry P. Herdler remains the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, concurrent with the appointment of Mr. Weaver as principal accounting officer, Mr. Herdler resigned as acting principal accounting officer.

Before Mr. Weaver’s employment with the Company, he was Vice President and Corporate Controller of Agere Systems Inc. Mr. Weaver joined Agere in 2001 and served as Director of Accounting Policy and External Reporting before becoming Vice President and Corporate Controller. Prior to working at Agere, Mr. Weaver served 18 years in a variety of financial reporting, budgeting and finance positions at Nabisco, Inc. until it was acquired by Kraft Foods Inc.

Mr. Weaver is a Certified Public Accountant and earned a Masters of Business Administration from Fairleigh Dickinson University. He also has a Bachelor of Science in Accounting from Kings College.

(e)

Amendment of Second Amended and Restated 2004 Omnibus Stock Incentive Plan

On December 6, 2007, at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders approved the Second Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, as amended (the “Second Amended and Restated Plan”). The Second Amended and Restated Plan incorporates various amendments to the First Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan approved the by the Company’s Board of Directors (the “Board”). The Second Amended and Restated Plan increases the number of shares of Common Stock authorized for issuance under the plan from 400,000 to 2,000,000 shares and allows the Company’s Compensation Committee (in its capacity as the Plan Administration Committee) to modify the exercise price of an option without further approval of the Company’s stockholders. The foregoing description of the Second Amended and Restated Plan is qualified in its entirety by the text of the Second Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Approval of Herdler Cash Bonus Plan

Also at the Annual Meeting on December 6, 2007, the Company’s stockholders approved the Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler (the “Herdler Plan”). The

Board approved the Herdler Plan, subject to stockholder approval, on February 26, 2007. The Board approved the Herdler Plan with the goal of aligning Mr. Herdler’s interests as Executive Vice President and Chief Financial Officer with the interests of the Company’s stockholders. The Herdler Plan provides for a cash bonus to be paid to Mr. Herdler in any plan year in which there is pre-tax, pre-bonus consolidated income for the Company, as determined in accordance with the Herdler Plan. Mr. Herdler is the only participant in the Herdler Plan. Additional information regarding the Herdler Plan can be found in the Proxy Statement under the heading “Proposal Three: Approval of Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler.”  The foregoing description of the Herdler Plan is qualified in its entirety by reference to the Herdler Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Award of Restricted Stock to Garry P. Herdler

Also on December 6, 2007, subsequent to the Company’s annual meeting of stockholders, the Company’s Compensation Committee (the “Committee”) resolved to grant Mr. Herdler, 240,000 restricted shares of the Company’s common stock (the “Grant”) in recognition of Mr. Herdler’s contributions to the Company during his employment to-date and in connection with the terms of his employment with the Company. The Grant is subject to the terms of the Company’s Stock Award Plan and to Mr. Herdler’s execution of a Restricted Stock Award Agreement.

The restricted stock granted to Mr. Herdler will vest at a rate of forty-eight thousand shares per year on each of the first, second, third, fourth and fifth anniversaries of the date of the Grant, subject to acceleration of vesting under certain circumstances, including if Mr. Herdler’s employment with the Company terminates as a result of his death or “disability,” the Company terminates his employment without “cause,” or he terminates his employment with the Company for “good reason.”  “Disability,” “cause” and “good reason” have the meanings provided in Mr. Herdler’s Employment Agreement with the Company. In addition, in the event of a change of control, as defined in Mr. Herdler’s employment agreement, any shares of restricted stock not vested at that time will vest automatically, assuming Mr. Herdler is employed by the Company on the date the change of control occurs or on any date within 120 days prior to a change of control. Except for the acceleration events described, any shares that have not vested are subject to forfeiture in the event Mr. Herdler’s employment with the Company terminates. The Committee also approved payments to be made by the Company to Mr. Herdler from time to time in amounts sufficient to allow Mr. Herdler to pay income tax liability triggered on each vesting date and the Company provided Mr. Herdler a letter agreement confirming that such payments would be made (the “Letter Agreement”).

The form of Restricted Stock Award Agreement for Mr. Herdler’s Grant is attached hereto as Exhibit 10.3 and incorporated herein by reference. The Letter Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Amendment to Non-Qualified Stock Option

On December 6, 2007, subsequent to the Company’s annual meeting of stockholders, the Committee approved an amendment to Mr. Herdler’s February 27, 2007 option to acquire 240,000 shares of the Company’s common stock with an exercise price of $15.60 per share pursuant to the Second Amended and Restated Plan (the “Old Option”). The amendment modifies the Old Option’s exercise price so that it is equal to the closing price of the Company’s common stock on the American Stock Exchange (“AMEX”) on December 6, 2007, which was $4.65 per share. In addition, in the event of a change of control, as defined in Mr. Herdler’s employment agreement, any option not vested at that time will vest automatically, assuming Mr. Herdler is employed by the Company on the date the change of control occurs or on any date within 120 days prior to a change of control. The Amendment also provides for accelerated vesting in the event of the death or disability of Mr. Herdler while he is employed with the Company and is subject to Mr. Herdler’s execution of the Amendment. The amendment did not change the option’s vesting schedule.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2007, the Board adopted the Amended and Restated By-laws of Orleans Homebuilders, Inc. (the “By-laws”). The primary reason for amending and restating the Company’s by-laws was to add new provisions to Sections 7.2, “Book-Entry Ownership,” and 7.3, “Transfer of Shares,” of the By-laws to permit book-entry ownership of the Company’s stock. These revisions are in response to the new AMEX listing requirement providing that all listed companies must become eligible for the Direct Registration System (“DRS”) no later than January 1, 2008. The DRS is a system whereby ownership positions are recorded in book-entry form on the Company’s books, which record may be kept in the Company’s transfer agent’s books, and investors receive an account statement from the Company or the transfer agent instead of receiving a physical stock certificate.

In addition, the following summarized changes were incorporated in the By-laws:

•                                          Sections 1.1, “Registered Office,” and 1.2, “Principal Office,” were revised to allow the Board to change the Company’s registered office, registered agent and principal office at the Board’s discretion from time to time.

•                                          Section 2.1, “Annual Meeting,” was modified to provide that the annual meeting will be held at such time and on such date as the Board may designate, and if the Board does not designate a particular and time and date, the annual meeting will be held on the first Thursday in December.

•                                          Section 3.3, “Meetings,” was revised to allow the Chairman to call a meeting of the Board (in addition to the authority already granted to the Board and the President).

•                                          Section 3.6, “Unanimous Consent,” was revised to allow for the electronic delivery of a director’s written consent to a Board action.

•                                          Section 4.8, “Duties of the Executive Vice President,” was revised to allow the Board to designate an Executive Vice President to fulfill the duties of the President in the event the President is absent or the presidency becomes vacant.

•                                          The addition of language in Section 4.10, “Duties of Secretary,” to allow the Board to determine whether the Secretary need to attend every meeting of the Board.

The foregoing is only a summary of the changes to the Company’s By-laws and is qualified in its entirety by the text of the By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

*3.1	Amended and Restated By-laws of Orleans Homebuilders, Inc.
10.1	Second Amended and Restated 2004 Omnibus Stock Incentive Plan (incorporated by reference to Appendix D of the Company’s Proxy Statement with respect to its 2007 Annual Meeting of Stockholders).
10.2	Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler (incorporated by reference to Appendix E of the Company’s Proxy Statement with respect to its 2007 Annual Meeting of Stockholders).
*10.3	Orleans Homebuilders, Inc. Restricted Stock Award Agreement
*10.4	Letter Agreement between Orleans Homebuilders, Inc. and Garry P. Herdler
*10.5	Orleans Homebuilders, Inc. Amendment to Non-Qualified Stock Option

*Filed electronically herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: December 10, 2007
	By:	BENJAMIN D. GOLDMAN
Benjamin D. Goldman
Vice Chairman

EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

*3.1	Amended and Restated By-laws of Orleans Homebuilders, Inc.
10.1	Second Amended and Restated 2004 Omnibus Stock Incentive Plan (incorporated by reference to Appendix D of the Company’s Proxy Statement with respect to its 2007 Annual Meeting of Stockholders).
10.2	Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler (incorporated by reference to Appendix E of the Company’s Proxy Statement with respect to its 2007 Annual Meeting of Stockholders).
*10.3	Orleans Homebuilders, Inc. Restricted Stock Award Agreement
*10.4	Letter Agreement between Orleans Homebuilders, Inc. and Garry P. Herdler
*10.5	Orleans Homebuilders, Inc. Amendment to Non-Qualified Stock Option

*Filed electronically herewith.